Exhibit 4.3

EXECUTION VERSION

THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), dated as of March 31, 2014, among Navios Maritime Acquisition Corporation, a Marshall Islands corporation, (the “Company”), Navios Acquisition Finance (US) Inc., a Delaware corporation (together with the Company, the “Co-Issuers”), the Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, as trustee (or its permitted successor) under the Indenture referred to below (the “Trustee”) and as collateral trustee (or its permitted successor) under the Indenture referred to below (the “Collateral Trustee”).

WITNESSETH

WHEREAS, the Co-Issuers and the Guarantors have heretofore executed and delivered to the Trustee that certain indenture (as amended and supplemented, the “Indenture”), dated as of November 13, 2013 providing for the issuance of 8.125% First Priority Ship Mortgage Notes due 2021 (the “Notes”);

WHEREAS, Section 9.01(7) of the Indenture provides, among other things, that the Co-Issuers, the Guarantors, the Trustee and the Collateral Trustee, as applicable, may amend, waive, supplement or otherwise modify the Indenture, the Notes, the Note Guarantees, any Security Document or any other agreement or instrument entered into in connection with the Indenture without notice to or consent of any Holder of a Note to provide for the issuance of Additional Notes in accordance with the terms of the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Collateral Trustee are authorized to execute and deliver this Third Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Co-Issuers, the Guarantors, the Trustee and the Collateral Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. ADDITIONAL NOTES. On or after the date hereof, the Co-Issuers shall issue $60,000,000 in aggregate principal amount of Additional Notes which shall be considered Notes for all purposes under the Indenture. The Additional Notes and the Trustee’s certificate of authentication shall be substantially in the form included in the Indenture. For the avoidance of doubt, it is hereby confirmed and acknowledged that the Parallel Debt (as defined in Section 11.13 of the Indenture) includes an amount equal to any and all sums of money from time to time due by the Co-Issuers or any Guarantor in accordance with the terms of the Additional Notes.

3. RATIFICATION. Except as expressly amended and supplemented by this Third Supplemental Indenture, each provision of the Indenture (including any pledge or grant of security interests, mortgages or other liens on the Co-Issuers’ and Guarantors’ assets, including, without limitation, the grant of the security interest and lien on the Co-Issuers in all of their right, title and interest in the Collateral, as security for the obligations under the Indenture and the Notes as described therein) shall remain in full force and effect, and the Indenture is in all respects agreed to, ratified and confirmed by each of the Co-Issuers, the Guarantors, the Trustee, Collateral Agent, Registrar and Paying Agent.

4. NEW YORK LAW TO GOVERN. THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5. COUNTERPARTS. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantors and the Co-Issuers.

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed and attested, all as of the date first above written.

NAVIOS MARITIME ACQUISITION CORPORATION

By:	/s/ Leonidas Korres
Name: Leonidas Korres
Title: Chief Financial Officer

NAVIOS ACQUISITION FINANCE (US) INC.

By:	/s/ Vasiliki Papaefthymiou
Name: Vasiliki Papaefthymiou
Title: President/Secretary

[Signature Page to Supplemental Indenture]

GUARANTORS:

LEFKADA SHIPPING CORPORATION
KERKYRA SHIPPING CORPORATION
ZAKYNTHOS SHIPPING CORPORATION
DONOUSSA SHIPPING CORPORATION
SCHINOUSA SHIPPING CORPORATION
SIKINOS SHIPPING CORPORATION
LIMNOS SHIPPING CORPORATION
SKYROS SHIPPING CORPORATION
ALONNISOS SHIPPING CORPORATION
MAKRONISOS SHIPPING CORPORATION
IRAKLIA SHIPPING CORPORATION
THASOS SHIPPING CORPORATION
SAMOTHRACE SHIPPING CORPORATION
PAXOS SHIPPING CORPORATION
ANTIPAXOS SHIPPING CORPORATION
OINOUSSES SHIPPING CORPORATION
ANTIPSARA SHIPPING CORPORATION
PSARA SHIPPING CORPORATION
KITHIRA SHIPPING CORPORATION
ANTIKITHIRA SHIPPING CORPORATION
AMINDRA NAVIGATION CO.
SERIFOS SHIPPING CORPORATION
FOLEGANDROS SHIPPING CORPORATION
NAVIOS ACQUISITION EUROPE FINANCE INC.

By:	/s/ Alexandros Laios
Name: Alexandros Laios
Title: Secretary /Director

SHINYO DREAM LIMITED
SHINYO KANNIKA LIMITED
SHINYO LOYALTY LIMITED
SHINYO NAVIGATOR LIMITED
SHINYO OCEAN LIMITED
SHINYO SAOWALAK LIMITED
SHINYO KIERAN LIMITED

By:	/s/ Alexandros Laios
Name: Alexandros Laios
Title: Director

[Signature Page to Supplemental Indenture]

GUARANTORS:

AEGEAN SEA MARITIME HOLDINGS INC.

By:	/s/ Vasiliki Papaefthymiou
Name: Vasiliki Papaefthymiou
Title: Secretary/Director

THERA SHIPPING CORPORATION
TINOS SHIPPING CORPORATION
AMORGOS SHIPPING CORPORATION
ANDROS SHIPPING CORPORATION
ANTIPAROS SHIPPING CORPORATION
CRETE SHIPPING CORPORATION
IKARIA SHIPPING CORPORATION
IOS SHIPPING CORPORATION
KOS SHIPPING CORPORATION
MYTILENE SHIPPING CORPORATION
RHODES SHIPPING CORPORATION
SIFNOS SHIPPING CORPORATION
SKIATHOS SHIPPING CORPORATION
SKOPELOS SHIPPING CORPORATION
SYROS SHIPPING CORPORATION

By:	/s/ George Achniotis
Name: George Achniotis
Title: President/Director

[Signature Page to Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Martin Reed
Name: Martin Reed
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Trustee

By:	/s/ Martin Reed
Name: Martin Reed
Title: Vice President

[Signature Page to the Supplemental Indenture]